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                                 J. BAKER, INC.,
                                    as Issuer



                          THE GUARANTORS NAMED HEREIN,
                                  as Guarantors


                            THE CHASE MANHATTAN BANK,
                                   as Trustee



                               ------------------


                                    INDENTURE



                         Dated as of _________ __, 1997


                               ------------------


                                  $100,000,000


                     __% SENIOR SUBORDINATED NOTES DUE 2007


                               ------------------


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
                                TABLE OF CONTENTS


ARTICLE 1.    DEFINITIONS AND INCORPORATION BY REFERENCE...................  1
SECTION 1.01  Definitions..................................................  1
SECTION 1.02  Other Definitions............................................ 17
SECTION 1.03  Incorporation by Reference of Trust Indenture Act............ 18
SECTION 1.04  Rules of Construction........................................ 18
SECTION 1.05  Compliance Certificates and Opinions......................... 19
SECTION 1.06  Form of Documents Delivered to Trustee....................... 19
SECTION 1.07  Acts of Holders.............................................. 20

ARTICLE 2.    THE NOTES ................................................... 21
SECTION 2.01  Form and Dating.............................................. 21
SECTION 2.02  Execution and Authentication................................. 22
SECTION 2.03  Registrar and Paying Agent................................... 22
SECTION 2.04  Paying Agent to Hold Assets in Trust......................... 23
SECTION 2.05  Holder Lists................................................. 23
SECTION 2.06  Transfer and Exchange........................................ 23
SECTION 2.07  Replacement Notes............................................ 28
SECTION 2.08  Outstanding Notes............................................ 29
SECTION 2.09  Treasury Notes............................................... 29
SECTION 2.10  Temporary Notes.............................................. 29
SECTION 2.11  Cancellation................................................. 30
SECTION 2.12  Defaulted Interest........................................... 30
SECTION 2.13  CUSIP Number................................................. 31
SECTION 2.14  Deposit of Moneys............................................ 31

ARTICLE 3.    REDEMPTION AND OFFERS TO PURCHASE............................ 31
SECTION 3.01  Applicability of Article..................................... 31
SECTION 3.02  Election to Redeem; Notice to Trustee........................ 31
SECTION 3.03  Selection of Notes to Be Redeemed............................ 32
SECTION 3.04  Notice of Redemption......................................... 32
SECTION 3.05  Deposit of Redemption Price.................................. 33
SECTION 3.06  Notes Payable on Redemption Date............................. 33
SECTION 3.07  Notes Redeemed in Part....................................... 34
SECTION 3.08  Optional Redemption.......................................... 34
SECTION 3.09  Mandatory Redemption......................................... 35
SECTION 3.10  Offer to Purchase by Application of Excess Proceeds.......... 35

ARTICLE 4.    COVENANTS.................................................... 37
SECTION 4.01  Payment of Notes............................................. 37
SECTION 4.02  Maintenance of Office or Agency.............................. 37
SECTION 4.03  Money for Security Payments to be Held in Trust.............. 38
SECTION 4.04  Reports...................................................... 39
SECTION 4.05  Compliance Certificate....................................... 40

SECTION 4.06  Taxes........................................................ 41
SECTION 4.07  Stay, Extension and Usury Laws............................... 41
SECTION 4.08  Corporate Existence; Maintenance
                 of Properties and Insurance............................... 41
SECTION 4.09  Limitation on the Incurrence of Indebtedness and
                 Issuance of Preferred Stock............................... 42
SECTION 4.10  Limitation on Restricted Payments............................ 44
SECTION 4.11  Limitation on Liens.......................................... 46
SECTION 4.12  Limitation on Transactions with Affiliates................... 47
SECTION 4.13  Limitation on Dividend and Other Payment Restrictions
                 Affecting Subsidiaries.................................... 47
SECTION 4.14  Limitation on Issuances and Sales of Capital Stock of
                 Wholly Owned Restricted Subsidiaries...................... 48
SECTION 4.15  Limitation on Layering Debt.................................. 49
SECTION 4.16  Asset Sales.................................................. 49
SECTION 4.17  Offer to Repurchase Upon Change of Control................... 50
SECTION 4.18  Additional Subsidiary Guarantees............................. 52
SECTION 4.19  Payments for Consent......................................... 52

ARTICLE 5.    SUCCESSORS................................................... 53
SECTION 5.01  Limitation on Merger, Consolidation or Sale of Assets........ 53
SECTION 5.02  Successor Corporation Substituted............................ 53

ARTICLE 6.    DEFAULTS AND REMEDIES........................................ 54
SECTION 6.01  Events of Default............................................ 54
SECTION 6.02  Acceleration................................................. 56
SECTION 6.03  Other Remedies............................................... 56
SECTION 6.04  Waiver of Past Defaults...................................... 56
SECTION 6.05  Control by Majority.......................................... 57
SECTION 6.06  Limitation on Suits.......................................... 57
SECTION 6.07  Rights of Holders to Receive Payment......................... 57
SECTION 6.08  Collection Suit by Trustee................................... 58
SECTION 6.09  Trustee May File Proofs of Claim............................. 58
SECTION 6.10  Priorities................................................... 58
SECTION 6.11  Undertaking for Costs........................................ 59

ARTICLE 7.    TRUSTEE...................................................... 59
SECTION 7.01  Duties of Trustee............................................ 59
SECTION 7.02  Rights of Trustee............................................ 61
SECTION 7.03  Individual Rights of Trustee................................. 62
SECTION 7.04  Trustee's Disclaimer......................................... 62
SECTION 7.05  Notice of Defaults........................................... 62
SECTION 7.06  Reports by Trustee to Holders of Notes....................... 62
SECTION 7.07  Compensation and Indemnity................................... 63
SECTION 7.08  Replacement of Trustee....................................... 64
SECTION 7.09  Successor Trustee by Merger, etc............................. 65

                                      -ii-
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SECTION 7.10  Eligibility; Disqualification................................ 65
SECTION 7.11  Preferential Collection of Claims Against Company............ 66

ARTICLE 8.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................... 66
SECTION 8.01  Option to Effect Legal Defeasance or Covenant Defeasance..... 66
SECTION 8.02  Legal Defeasance and Discharge............................... 66
SECTION 8.03  Covenant Defeasance.......................................... 67
SECTION 8.04  Conditions to Legal Defeasance or Covenant Defeasance........ 67
SECTION 8.05  Deposited Money and Government Securities to be Held in
                 Trust; Other Miscellaneous Provisions..................... 69
SECTION 8.06  Repayment to Company......................................... 69
SECTION 8.07  Reinstatement................................................ 69

ARTICLE 9.    AMENDMENTS................................................... 70
SECTION 9.01  Without Consent of Holders................................... 70
SECTION 9.02  With Consent of Holders...................................... 71
SECTION 9.03  Compliance with Trust Indenture Act.......................... 73
SECTION 9.04  Revocation and Effect of Consents............................ 73
SECTION 9.05  Notation on or Exchange of Notes............................. 73
SECTION 9.06  Trustee to Sign Amendments, etc.............................. 74

ARTICLE 10.    SUBORDINATION............................................... 74
SECTION 10.01  Agreement to Subordinate.................................... 74
SECTION 10.02  Liquidation; Dissolution; Bankruptcy........................ 74
SECTION 10.03  Default on Designated Senior Debt........................... 75
SECTION 10.04  Acceleration of Notes....................................... 76
SECTION 10.05  When Distribution Must be Paid Over......................... 76
SECTION 10.06  Notice by Company........................................... 76
SECTION 10.07  Subrogation................................................. 77
SECTION 10.08  Relative Rights............................................. 77
SECTION 10.09  Subordination May Not be Impaired by Company................ 78
SECTION 10.10  Distribution or Notice to Representative.................... 78
SECTION 10.11  Rights of Trustee and Paying Agent.......................... 78
SECTION 10.12  Authorization to Effect Subordination....................... 78

ARTICLE 11.    SATISFACTION AND DISCHARGE.................................. 79
SECTION 11.01  Satisfaction and Discharge of Indenture..................... 79
SECTION 11.02  Application of Trust Money.................................. 80

ARTICLE 12.    SUBSIDIARY GUARANTEES....................................... 81
SECTION 12.01  Subsidiary Guarantee........................................ 81
SECTION 12.02  Obligation of the Guarantors Unconditional ................. 82
SECTION 12.03  Waiver Relating to Subsidiary Guarantees
SECTION 12.04  Subordination of Subsidiary Guarantees
SECTION 12.05  Guarantors May Consolidate, etc., on Certain Terms.......... 82
SECTION 12.06  Release of Subsidiary Guarantee............................. 83

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
SECTION 12.07  Contribution of Guarantors.................................. 84
SECTION 12.08  Reinstatement of Subsidiary Guarantees...................... 84

ARTICLE 13.    MISCELLANEOUS............................................... 85
SECTION 13.01  Trust Indenture Act Controls................................ 85
SECTION 13.02  Notices..................................................... 85
SECTION 13.03  Communication by Holders with Other Holders................. 86
SECTION 13.04  Certificate and Opinion as to Conditions Precedent.......... 86
SECTION 13.05  Rules by Trustee and Agents................................. 86
SECTION 13.06  Legal Holidays.............................................. 86
SECTION 13.07  No Personal Liability of Directors, Officers, Employees,
                  Incorporators and Stockholders........................... 87
SECTION 13.08  Governing Law; Submission to Jurisdiction................... 87
SECTION 13.09  No Adverse Interpretation of Other Agreements............... 87
SECTION 13.10  Successors and Assigns...................................... 87
SECTION 13.11  Severability................................................ 87
SECTION 13.12  Counterpart Originals....................................... 88
SECTION 13.13  Table of Contents, Headings, etc............................ 88



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                             CROSS-REFERENCE TABLE*

Trust Indenture                                                Indenture Section
Act Section
310(a)(1)..........................................................7.10
     (a)(2)........................................................7.10
     (a)(3)........................................................N.A.
     (a)(4)........................................................N.A.
     (a)(5)........................................................7.10
     (b)...........................................................7.10
     (c)...........................................................N.A.
311(a).............................................................7.11
     (b)...........................................................7.11
     (c)...........................................................N.A.
312(a)............................................................11.03
     (b)..........................................................11.03
     (c)..........................................................11.03
313(a).............................................................7.06
     (b)(1)........................................................N.A.
     (b)(2)........................................................7.06; 7.07
     (c)...........................................................7.06; 10.02
     (d)...........................................................7.06
314(a).............................................................4.04; 11.02
     (b)...........................................................N.A.
     (c)(1).......................................................11.04
     (c)(2).......................................................11.04
     (c)(3)........................................................N.A.
     (d)...........................................................N.A.
     (f)...........................................................N.A.
315(a).............................................................7.01
     (b)...........................................................7.05; 11.02
     (c)...........................................................7.01
     (d)...........................................................7.01
     (e)...........................................................6.11
316(a)(last sentence)..............................................2.09
     (a)(1)(A).....................................................6.05
     (a)(1)(B).....................................................6.04
     (a)(2)........................................................N.A.
     (b)...........................................................6.07
317(a)(1)..........................................................6.08
     (a)(2)........................................................6.09
     (b)...........................................................2.04
318(a)............................................................11.01
     (b)...........................................................N.A.
     (c)..........................................................11.01

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                  INDENTURE, dated as of _________ ___, 1997, among J. BAKER, INC., a Massachusetts corporation (the "Company"), as Issuer, Buckmin, Inc., a Massachusetts corporation, The Casual Male, Inc., a Massachusetts corporation, ELM Equipment Corp., a Massachusetts corporation, ISAB, Inc., a Delaware corporation, Jared Corporation, a Puerto Rico corporation, JBI Holding Co., Inc., a Delaware corporation, JBI, Inc., a Massachusetts corporation, Morse Shoe (Canada) Ltd., a Canadian corporation, Morse Shoe, Inc., a Delaware corporation, Morse Shoe International, Inc., a Delaware corporation, Spencer Companies,
Inc., a Massachusetts corporation, Spencer No. 301 Corp., a New York corporation, TCMB&T, Inc., a Massachusetts corporation, TCM Holding Co., Inc., a Delaware corporation, White Cap Footwear, Inc., a Delaware corporation, and WGS Corp., a Massachusetts corporation, as Guarantors, and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the _____% Senior Subordinated Notes due 2007 of the Company (the "Notes").


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01  Definitions

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar or Paying Agent.

                  "Agent Members" means members of, or participants in, the Depositary.

                  "Amended Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of ______________, by and among The Casual Male, Inc., TCM Holding Co., Inc., WGS Corp., TCMB&T, Inc., JBI, Inc., JBI Holding Company, Inc., and Morse Shoe, Inc. as borrowers; J. Baker, Inc., as parent guarantor; the lenders identified therein; Fleet National Bank, as administrative agent; and BankBoston, N.A., as documentation agent, providing for up to $100.0 million of revolving credit borrowings, including any related notes, guarantees (including, but not limited to, the guarantees of Spencer Companies, Inc., Buckmin, Inc., Elm Equipment Corp., ISAB, Inc., Morse Shoe International, Inc., Morse Shoe (Canada) Ltd., Jared Corporation and White Cap Footware, Inc., as subsidiary guarantors), collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified (including any agreement extending the maturity of, increasing the total commitment under or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement), renewed, refunded, replaced, restated, supplemented or refinanced from time to time.

                  "Applicable Procedures" means applicable procedures of the Depositary.

                  "Asset Sale" means (i) the sale, lease, conveyance, transfer, exchange or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a sale and leaseback) other than dispositions of inventory in the ordinary course of business consistent with past practices and going out of business sales conducted in a manner consistent with past practices (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.17 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.16 hereof), and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries, in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transactions
(a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets or Equity Interests by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) the disposal of obsolete equipment and machinery in the ordinary course of business and (iv) a Restricted Payment that is permitted to be made, and is made, under Section 4.10 hereof will not be deemed to be Asset Sales.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all trade receivables owned by the Company and its Wholly Owned Restricted Subsidiaries as of such date that are not more than 90 days past due, less the allowance for doubtful accounts, each of the foregoing determined in accordance with GAAP, and (b) 50% of the book value of all inventory owned by the Company and its Wholly Owned Restricted Subsidiaries as of such date, less any applicable reserves, each of the foregoing determined in accordance with GAAP. To the extent that information is not available as to the amount of trade receivables or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

                  "Canton Property" means the property described under "Description of Credit Facilities and Other Indebtedness - Mortgage Loan" in the Prospectus.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Amended Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated at least P-1 by Moody's or A-1 by S&P and in each case maturing within six months after the date of acquisition and (vi) investment funds with total assets in excess of $500.0 million that invest at least 95% of their assets in securities of the types described in clauses (i) through (v) above.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

                  "Company" means J. Baker, Inc., a Massachusetts corporation, and any successor thereto pursuant to Section 5.01 hereof.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

                  "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, less consolidated interest income of such person and its Restricted Subsidiaries for such period, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted or otherwise taken account of in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (iv) an amount equal to any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted or otherwise taken account of in computing such Consolidated Net Income), plus (v) the $37.3 million charge related to a reduction in the Company's licensed shoe department business' inventory to net realizable value and the $1.2 million charge to increase the Company's allowance for doubtful accounts for certain licensors which the Company ceased serving, in each case recorded in the Company's fiscal year ended February 1, 1997 to the extent that any such charge was deducted in computing such Consolidated Net Income, plus (vi) an amount equal to all premiums on prepayments of debt paid by the Company and its Restricted Subsidiaries during such period to the extent that such payments were deducted in computing such Consolidated Net Income, minus (vii) non-cash items increasing such Consolidated Net Income for such period, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor and shall not exceed the consolidated net income of such Person for such period, (ii) the net income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) all gains resulting from currency or hedging transactions shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Subsidiaries as of such date, less, to the extent otherwise included, amounts attributable to Disqualified Stock, in each case determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at The Chase Manhattan Bank, Global
Trust Services, 450 West 33rd Street, 15th Floor, New York, New York 10001-2697.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Notes" means Notes that are substantially in the form of the Notes attached hereto as Exhibit A that do not contain the Global Note Legend.

                  "Depositary" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Amended Credit Facility and
(ii) any other Senior Debt of such Person, the principal amount of which is $5.0 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Event of Default" has the meaning set forth in Section 6.01 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Existing Indebtedness" means up to $____ million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Amended Credit Facility) in existence on the date of this Indenture and set forth on Schedule I hereto, until such amounts are repaid.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense for such period on Indebtedness of another Person that is

Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (x) all dividend payments during such period (including all dividend payments within 60 days of the last day of such period), whether or not in cash, on any class or series of (A) Disqualified Stock of such Person or (B) preferred stock of any Restricted Subsidiary of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company and other than payments to such Person and its Wholly Owned Restricted Subsidiaries, and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States from time to time.

                  "Global Note" means a permanent global Note that contains the Global Note Legend, and that is deposited with the Note Custodian and registered in the name of the Depositary.

                  "Global Note Legend" means the legend set forth in Section 2.06(e) hereof.

                  "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means (i) each of the Guarantors named herein and
(ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and this Indenture from time to time in accordance with the provisions of this Indenture, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and this Indenture as provided in Article 12 hereof.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (but only to the extent of the fair market value of the assets subject to such Lien) (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Interest Payment Date" means each May __ and November __.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that if the sole consideration for any such investment is Capital Stock of the Company that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of this Indenture. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect

Wholly Owned Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Wholly Owned Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.10 hereof.

                  "Issuance Date" means the closing date for the sale and original issuance of the Notes under this Indenture.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "Make-Whole Premium" means, with respect to a Note, an amount equal to the greater of (i) _____% of the outstanding principal amount of such Note and (ii) the excess of (a) the present value of the remaining interest, premium and principal payments due on such Note as if such Note were redeemed on November __, 2002, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (b) the outstanding principal amount of such Note.

                  "Maturity" when used in respect to any Note means the date on which the principal of (and premium, if any) and interest on such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or the applicable Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc., or its successors.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary, unusual or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale, any provision for permitted minority interests in any Restricted Subsidiary as a result of such Asset Sale and any reserve established in accordance with GAAP against any liabilities associated with the assets sold or disposed of in such Asset Sale, including, without limitation, sales price adjustments, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale or provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries in excess of $5.0 million to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Note Custodian" means the custodian for the Depositary of the Global Note or any successor entity thereto.

                  "Notes" means $100,000,000 aggregate principal amount of the Company's ____% Senior Subordinated Notes due 2007 issued pursuant to this Indenture.

                  "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by the Chief Executive Officer or President and by the Chief Financial Officer or chief accounting officer of such Person.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, that meets the requirements of Section
1.05 hereof and, to the extent required by the TIA, complies with TIA Section
314.

                  "Permitted Investment" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or
(ii) such Person is merged, consolidated or amalgamated with or into the Company or into a Wholly Owned Restricted Subsidiary of the Company, or is liquidated into the Company or a Wholly Owned Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16 hereof;
(e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) reasonable and customary loans and advances consistent with past practices made to employees in connection with their relocation (including related travel expenses) not to exceed $1.0 million in the aggregate at any one time outstanding; (g) any Investment existing on the date of this Indenture; (h) any Investment acquired by the Company or any of its Restricted Subsidiaries (x) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such Investment or accounts receivable or (y) as the result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and (i) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $2.0 million.

                  "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

                  "Permitted Liens" means (i) Liens securing Senior Debt that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the second paragraph of Section 4.09 hereof covering only the assets acquired with such Indebtedness; (vi) Liens existing on the date of this Indenture; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens imposed by law, such as landlords', carriers', warehousemens', mechanics', suppliers' or similar Liens incurred in good faith in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, shall have been made therefor as shall be required by GAAP;
(ix) easements, minor title defects, irregularities in title or other charges or encumbrances on property that do not, in the aggregate, materially detract from the value of the property or the assets of the Company and its Restricted Subsidiaries or impair the use of such property by the Company or a Restricted Subsidiary of the Company; (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xi) Liens securing industrial revenue bonds or other similar tax-favored financing; and (xii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $10.0 million at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (v) or clause (x) of the second paragraph of Section 4.09 hereof) of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith) (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness permitted to be incurred under this Indenture); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivision thereof.

                  "preferred stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

                  "Prospectus" means the prospectus relating to the offering of the Notes, dated ________ __, 1997.

                  "Public Equity Offering" means a bona fide underwritten sale to the public of common stock of the Company pursuant to a registration statement (other than on Form S-8 or any other form relating to securities issuable under any benefit plan of the Company) that is declared effective by the SEC and results in aggregate gross equity proceeds to the Company of at least $20.0 million.

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price," when used with respect to any Note to be redeemed, means the price (exclusive of any accrued and unpaid interest thereon) at which it is to be redeemed pursuant to this Indenture.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the ___________ __ or _____________ __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer," when used with respect to the Trustee, shall mean any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Senior Debt" of any Person means (i) the Obligations of such Person under the Amended Credit Facility, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person permitted to be incurred by such Person under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person shall not include (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory or governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or
(z) any Indebtedness that is incurred in violation of this Indenture.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "S&P" means Standard & Poor's Rating Group, or its successors.

                  "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 2.12 hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

                  "Subsidiary Guarantee" means any guarantee of the obligations of the Company pursuant to this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Treasury Rate" means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519)), which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining average life to the first date on which the Notes are subject to optional redemption by the Company; provided, however, that if the average life of the Notes is not equal to the constant maturity of the United States Treasury security for which weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with applicable provisions of this Indenture and thereafter means such successor.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock and other Equity Interests or other ownership interests (including convertible debt securities) of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02  Other Definitions

                                                                       DEFINED
                TERM                                                  IN SECTION
                ----                                                  ----------
"Act"                                                                    1.07
"Affiliate Transaction"                                                  4.12
"Asset Sale Offer"                                                       3.10
"Change of Control Offer"                                                4.17
"Change of Control Payment"                                              4.17
"Change of Control Payment Date"                                         4.17
"Contributor"                                                           12.07
"Covenant Defeasance"                                                    8.03
"Defaulted Interest"                                                     2.12
"DTC"                                                                    2.03
"Excess Proceeds"                                                        4.16
"Expiration Date"                                                        4.17
"Funding Party"                                                         12.07
"Guaranteed Obligations"                                                12.01
"incur"                                                                  4.09
"JBAK Holding"                                                           4.18
"JBAK Realty"                                                            4.18
"Legal Defeasance"                                                       8.02
"Offer Amount"                                                           3.10
"Offer Period"                                                           3.10
"Paying Agent"                                                           2.03
"Payment Blockage Notice"                                               10.03

"Payment Default"                                                        6.01
"Permitted Debt"                                                         4.09
"Purchase Date"                                                          3.10
"Registrar"                                                              2.03
"Restricted Payments"                                                    4.10
"SEC Reports"                                                            4.04


SECTION 1.03  Incorporation by Reference of Trust Indenture Act

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes and the Subsidiary Guarantees;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes means the Company, each Guarantor and any successor obligors upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04  Rules of Construction

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

SECTION 1.05  Compliance Certificates and Opinions

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion (other than the certificates required by Section 4.05(a) hereof) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.06  Form of Documents Delivered to Trustee

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel, may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.07  Acts of Holders

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.07.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by a register kept by the Registrar.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or to revoke any consent previously given, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or revocation of any consent previously given may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE 2.

                                    THE NOTES

SECTION 2.01  Form and Dating

                  The Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend). The Global Note shall represent such of the outstanding Notes as shall be specified therein and the aggregate principal amount of outstanding Notes represented thereby from time to time shall be reflected on the records maintained by the Trustee. The aggregate principal amount of outstanding Notes represented by a Global Note may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges, repurchases and redemptions. Any increase or decrease in the aggregate principal amount outstanding of a Global Note shall be reflected on the records maintained by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

SECTION 2.02  Execution and Authentication

                  Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

                  If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder.

                  The Trustee shall, by written order of the Company signed by two Officers, authenticate Notes for original issue in the aggregate principal amount of up to $100,000,000. Except as contemplated by Section 2.07 hereof, the aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with any Holder, the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure to act of the authenticating agent to perform any duty either required herein or authorized herein to be performed by such person in accordance with this Indenture. Each authenticating agent shall be acceptable to the Company and otherwise comply in all respects with the eligibility requirements of the Trustee contained in this Indenture.

SECTION 2.03  Registrar and Paying Agent

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may not act as Paying Agent or Registrar.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The

Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Note.

SECTION 2.04  Paying Agent to Hold Assets in Trust

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company or any Guarantor or any other obligor on the Notes in making any such payment. While any such default continues, the Trustee may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. The Company at any time may require a Paying Agent to pay all assets held by it to the Trustee and account for any assets disbursed. Upon payment over and accounting to the Trustee, the Paying Agent shall have no further liability for the assets. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05  Holder Lists

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder, and the Company and/or the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06  Transfer and Exchange

                  (a) Transfer and Exchange of the Global Note. The Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Global Note will be exchanged by the Company for Definitive Notes if, and only if, either
(i) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Notes in lieu of all or a portion of the Global Note (in which case the Company shall deliver Definitive Notes within 30 days of such request), or (iii) the Company determines not to have the Notes represented by a Global

Note. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. The Global Note also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, the Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. The Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a); however, beneficial interests in the Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary, in accordance with the provisions of the Applicable Procedures.

                  (c) Transfer or Exchange of Beneficial Interests in the Global Note for Definitive Notes. If beneficial interests in the Global Note are to be exchanged for Definitive Notes pursuant to Section 2.06(a) hereof, the Depositary shall give instructions to the Registrar containing information regarding the Person in whose name such Definitive Notes shall be registered to effect such registration of transfer or exchange. Upon satisfaction of the above conditions, the Trustee shall cause the aggregate principal amount of the Global Note to be reduced accordingly pursuant to Section 2.06(f) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

                  (d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(d), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

                  (e) Legends. The Global Note shall bear a legend in substantially the following form:

                      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (f) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have been exchanged for Definitive Notes or the Global Note has been redeemed, repurchased or cancelled in whole and not in part, the Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, the principal amount of Notes represented by the Global Note shall be reduced accordingly and a notation shall be made on the records of the Trustee, by the Trustee, to reflect such reduction.

                  (g) General Provisions with respect to Transfer and Exchanges.

                      (i) To permit registrations of transfers and exchanges,
                  the Company shall execute and the Trustee shall authenticate, pursuant to the terms of this Indenture, the Global Note and the Definitive Notes upon receipt of a Company Order or at the Registrar's request.

                      (ii) No service charge shall be made to a holder of a
                  beneficial interest in the Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.10, 3.07, 4.16, 4.17 and 9.05 hereof).

                      (iii) Neither the Company nor the Registrar shall be
                  required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) The Global Note and all Definitive Notes issued upon
                  any registration of transfer or exchange of the Global Note or the Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Global Note or the Definitive Notes surrendered upon such registration of transfer or exchange.

                      (v) The Company shall not be required (A) to issue or to
                  register the transfer or exchange of Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or
                  (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                      (vi) Prior to due presentment for the registration of a
                  transfer of any Note, the Trustee, any Agent and the Company or any agent of the Trustee or any Agent of the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, and none of the Trustee, any Agent nor the Company or any agent of the Trustee or any Agent of the Company shall be affected by notice to the contrary.

                      (vii) The Trustee shall authenticate the Global Note and
                  the Definitive Notes in accordance with the provisions of
                  Section 2.02 hereof.

SECTION 2.07  Replacement Notes

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payment such original Note, the Company and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any transferee thereof, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

SECTION 2.08  Outstanding Notes

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Note effected by the Trustee hereunder in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds a Note.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on the Redemption Date or maturity date, money sufficient to pay all principal, interest and premium, if any, payable on that date on the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09  Treasury Notes

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Notes and the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10  Temporary Notes

                  Until permanent Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate and deliver, definitive Notes in exchange for temporary Notes.

                  Until such exchange, Holders of temporary Notes shall be entitled to all of the rights, benefits and privileges of this Indenture.

SECTION 2.11  Cancellation

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, except as expressly permitted by this Indenture. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company.

SECTION 2.12  Defaulted Interest

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest (and interest thereon) herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall give the Trustee at least 15 days' written notice (unless a shorter period is acceptable to the Trustee for its convenience) of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held by the Trustee in trust for the benefit of the Persons entitled to such Defaulted Interest as is provided in this Section 2.12. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Registrar, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

                  Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13  CUSIP Number

                  The Company in issuing the Notes shall use a CUSIP number, and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders of Notes; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the certificates representing the Notes, and that reliance may be placed only on the other identification numbers printed on the certificates representing the Notes. The Company will promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14  Deposit of Moneys

                  On each Interest Payment Date and each date on which payments in respect of the Notes are required to be made pursuant to the terms of this Indenture, the Company shall, not later than noon (New York City time), deposit with the Paying Agent in immediately available funds money sufficient to make any cash payments due on such date in a timely manner which permits the Paying Agent to remit payment to the Holders on such date.


                                   ARTICLE 3.

                        REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01  Applicability of Article

                  Redemption of Notes at the election of the Company shall be made in accordance with this Article 3.

SECTION 3.02  Election to Redeem; Notice to Trustee

                  The election of the Company to redeem any Notes pursuant to
Section 3.08 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the

Trustee for its convenience), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 3.03  Selection of Notes to Be Redeemed

                  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company and the Registrar (if other than the Trustee) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 3.04  Notice of Redemption

                  Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                  All notices of redemption shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price, separately stating the amount of any accrued and unpaid interest to be paid in connection with the redemption;

                  (3) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, principal amount) of such Note to be redeemed;

                  (4) that on the Redemption Date the Redemption Price, plus accrued and unpaid interest thereon to the Redemption Date, will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price and accrued interest thereon) interest thereon shall cease to accrue on or after said date;

                  (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest thereon;

                  (6) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, plus accrued and unpaid interest thereon to the Redemption Date;

                  (7) the CUSIP number, if any, relating to such Notes; and

                  (8) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

                  At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense: provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.05  Deposit of Redemption Price

                  On or prior to any Redemption Date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and accrued and unpaid interest to the Redemption Date on, all Notes or portions thereof which are to be redeemed on that date.

SECTION 3.06  Notes Payable on Redemption Date

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, plus accrued and unpaid interest thereon to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest thereon) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, plus accrued and unpaid interest thereon to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and provisions of Section 2.12 hereof.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

SECTION 3.07  Notes Redeemed in Part

                  Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 4.02 hereof (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, unless the Company defaults in payment of the Redemption Price and accrued interest thereon, interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.08  Optional Redemption

                  Except as described below, the Notes are not redeemable at the Company's option prior to November __, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on November __ of the years indicated below:

YEAR                                                                PERCENTAGE
----                                                                ----------
2002.............................................................       .    %
                                                                     --------
2003.............................................................       .    %
                                                                     --------
2004.............................................................       .    %
                                                                     --------
2005 and thereafter..............................................    100.0000%


                  Notwithstanding the foregoing, on or prior to November __, 2000, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of _____% of the principal amount thereof, plus accrued and unpaid interest thereon, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such Public Equity Offering.

                  In addition, at any time prior to November __, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus the applicable Make-Whole Premium, plus accrued and unpaid interest thereon to the Redemption Date.

SECTION 3.09  Mandatory Redemption

                  Except as set forth under Sections 3.10, 4.16 and 4.17 hereof, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.10  Offer to Purchase by Application of Excess Proceeds

                  In the event that, pursuant to Section 4.16 hereof, the Company shall be required to make an offer to all Holders of Notes to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for at least 30 and not more than 40 days, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to
Section 4.16 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

                  The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Notes as a result of an Asset Sale Offer.

                  If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.10 and Section 4.16 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price, separately stating the amount of any accrued and unpaid interest, and the Purchase Date;

                  (c) that any Note not tendered or accepted for payment shall remain outstanding and continue to accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the last Business Day of the Offer Period;

                  (f) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the last Business Day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

                  (g) that, if the aggregate principal amount of Notes properly tendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (h) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before noon (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount (or, if less than the Offer Amount has been properly tendered, such lesser amount as shall equal the principal amount of Notes properly tendered), together with accrued and unpaid interest thereon to the Purchase Date, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.10. The Company, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus accrued and unpaid interest thereon to the Purchase Date, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Note to such Holder, equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall send a notice to each Holder stating the results of the Asset Sale Offer on the Purchase Date.


                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.01  Payment of Notes

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds as of noon (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02  Maintenance of Office or Agency

                  The Company will maintain, in The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03  Money for Security Payments to be Held in Trust

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest so becoming due (or at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments on the Global Note and all payments of interest on the Definitive Notes, the holders of which have given wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date, shall be made by wire transfer in same day funds), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest;

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 4.04  Reports

                  (a) So long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual reports and of the information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") to be delivered to the Trustee and mailed to the Holders of Notes at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 5 days of filing with the SEC. If the Company is not subject to the requirements of Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the SEC to file SEC Reports, the Company shall nevertheless continue to cause SEC Reports, comparable to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Trustee and mailed to the Holders of Notes, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act. The Company shall make all such information available to prospective investors who request it in writing. The Company shall also comply with the provisions of TIA Section 314(a).

                  (b) If the Company instructs the Trustee to distribute any of the documents described in clause (a) above to the Holders of Notes, the Company shall provide the Trustee with a sufficient number of copies of all SEC Reports that the Company may be required to deliver to the Holders of Notes under this
Section 4.04. Any such distribution by the Trustee pursuant to this clause (b) shall be at the expense of the Company.

SECTION 4.05  Compliance Certificate

                  (a) The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, an Officers' Certificate stating whether, to such officers' knowledge, the Company and such Guarantor is in compliance with all covenants and conditions to be complied with by it under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.10 hereof were computed, which calculations may be based on the Company's latest financial statements), and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall exist, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.05, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered to the Trustee pursuant to Section 4.04 above shall be accompanied by a written statement of the Company's independent public accountants (which shall be a firm of established national reputation satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements, nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Notes are outstanding, within five Business Days, upon becoming aware of (i) any Default or Event of Default or (ii) any default under any mortgage, document, indenture, instrument or agreement relating to Indebtedness in excess of $5.0 million of the Company or any Guarantor, deliver to the Trustee an Officers' Certificate specifying such Default, Event of Default or other default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.06  Taxes

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 4.07  Stay, Extension and Usury Laws

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08  Corporate Existence; Maintenance
              of Properties and Insurance

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) its (and its Restricted Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors or management of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of Notes.

                  With such exceptions, if any, as are not material in the aggregate and are not adverse in any material respect to the Holders of Notes, the Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business.

                  The Company shall maintain insurance against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

SECTION 4.09  Limitation on the Incurrence of Indebtedness and
              Issuance of Preferred Stock

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock (other than to the Company or a Wholly Owned Restricted Subsidiary of the Company); provided, however, that the Company and the Guarantors may incur Indebtedness (including Acquired Debt but excluding Hedging Obligations) or issue shares of Disqualified Stock if:

                  (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued on or prior to November __, 1999 or 2.50 to 1 if such Indebtedness is incurred or such Disqualified Stock is issued thereafter, determined on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

                  (ii) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence or issuance.

                  The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness or issuances of preferred stock or Disqualified Stock (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness arising under or in connection with the Amended Credit Facility; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed for all purposes of this Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) outstanding under the Amended Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to the greater of $100.0 million or $10.0 million plus the Borrowing Base, in each case less the aggregate amount of all Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

                  (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iii), not to exceed $5.0 million at any time outstanding;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (v) or clause
         (x) of this paragraph) that was permitted by this Indenture to be incurred;

                  (v) the incurrence by the Company or any of its Wholly Owned Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company (other than any pledge of such Indebtedness to the lenders under the Amended Credit Facility) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries that is permitted by the terms of this Indenture to be outstanding, provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

                  (vii) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Wholly Owned Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

                  (viii) the issuance by the Company's Unrestricted Subsidiaries of preferred stock or the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

                  (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees; and

                  (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (other than Hedging Obligations) or the issuance by the Company of Disqualified Stock; provided that the aggregate principal amount of outstanding Indebtedness, together with the aggregate liquidation preference of outstanding Disqualified Stock, issued or incurred pursuant to this clause (x) does not at any time exceed $10.0 million.

SECTION 4.10  Limitation on Restricted Payments

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Wholly Owned Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Notes (other than regularly scheduled payments of interest); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and
         (vii) of the next succeeding paragraph), is less than the sum of (i)

         50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
         (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) (but only to the extent not included in subclause (i) of this clause (c)), and (B) the initial amount of such Restricted Investment, plus (iv) $5.0 million.

                  The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)
(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of scheduled dividends on any Disqualified Stock issued after the date hereof in compliance with the provisions of this Indenture; (v) payments made with respect to the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture (provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period); (vi) the purchase, redemption, repayment, acquisition or retirement of the Company's 11.21% Senior Subordinated Notes due 1999 and the Company's 8% Convertible Subordinated Notes due 2002 with the proceeds of the offering of the Notes as described in the Prospectus under the caption "Use of Proceeds"; (vii) the purchase, redemption, repayment, acquisition or retirement for value of the Company's 7% Convertible Subordinated Notes due 2002 at any time during the six month period ending June 1, 2002; and (viii) the payment of regular quarterly dividends on shares of common stock of the Company in an aggregate amount not to exceed $.10 per share per annum (as equitably adjusted by resolution of the Board of Directors of the Company for stock splits, stock dividends and similar events after the date of this Indenture); provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i) through (v), (vii) and (viii) no Default or Event of Default shall have occurred and be continuing.

                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.10. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (x) the net book value of such Investments at the time of such designation and (y) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion required by this Indenture.

SECTION 4.11  Limitation on Liens

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.12  Limitation on Transactions with Affiliates

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement, compensation agreement or employee benefit arrangement paid or made available to officers and employees of the Company or its Subsidiaries for services actually rendered entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary (including reimbursement or advancement of reasonable out-of-pocket expenses and directors' and officers' liability insurance), (ii) compensation (in the form of reasonable director's fees and reimbursement or advancement of reasonable out-of-pocket expenses) paid to any director of the Company or its Subsidiaries for services rendered in such person's capacity as a director and indemnification and directors' and officers' liability insurance in connection therewith, (iii) transactions between or among the Company and its Wholly Owned Restricted Subsidiaries, and (iv) Restricted Payments that are permitted by Section 4.10 hereof, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture,
(b) the Amended Credit Facility as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the Amended Credit Facility as in effect on the date of this Indenture, (c) this Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such

Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of customary non-assignment and net worth provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) customary restrictions in Capital Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capital Lease Obligations, security agreements or mortgages, (j) customary restrictions with respect to an agreement that has been entered into for the sale or disposition of assets or Capital Stock held by the Company or any Restricted Subsidiary, and (k) customary restrictions contained in any agreements or documentation governing Indebtedness incurred pursuant to clause (x) of Section
4.09 hereof.

SECTION 4.14 Limitation on Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

                  The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests or other ownership interests (including convertible debt securities) of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such issuance, transfer, conveyance, sale, lease or other disposition is of all the Equity Interests and other ownership interests of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.16 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests or other ownership interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.15  Limitation on Layering Debt

                  (a) The Company shall not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

                  (b) The Company shall not permit any Guarantor, directly or indirectly, to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such

Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

SECTION 4.16  Asset Sales

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company and as set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that expressly releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

                  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same line of business as the Company was engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million the Company shall make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase, in accordance with the procedures set forth in Section 3.10 of this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 30 days following the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million and remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law).

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

SECTION 4.17  Offer to Repurchase Upon Change of Control

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment Date").

                  (b) Notice of a Change of Control Offer shall be mailed by or on behalf of the Company, with a copy to the Trustee or, at the option of the Company and at the expense of the Company, by the Trustee within 30 days following a Change of Control to each Holder of Notes, with the following statements and/or information:

                      (1) a Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

                      (2) the purchase price, the expiration date of the Change of Control Offer (the "Expiration Date"), which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (except as may be otherwise required by applicable law) and the Change of Control Payment Date, which shall be no later than the third Business Day following the Expiration Date;

                      (3) any Note not properly tendered will remain outstanding and continue to accrue interest;

                      (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

                      (5) Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent and at the address specified in the notice prior to the expiration of the Change of Control Offer;

                      (6) Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company, the depositary or Paying Agent, as the case may be, receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and

                      (7) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  (c) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with the repurchase of the Notes pursuant to a Change of Control Offer.

                  (d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof properly tendered to the Company. The Paying Agent shall promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (e) Notwithstanding the foregoing, if the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

                  (f) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (g) The Change of Control provisions described in this Section
4.17 will be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.18  Additional Subsidiary Guarantees

                  If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date hereof, then the Company shall cause such newly acquired or created Subsidiary (at any time such Subsidiary has gross assets or stockholders' equity in excess of $50,000) to (i) become (by a supplemental indenture, executed and delivered to the Trustee in form satisfactory to the Trustee) a Guarantor and (ii) deliver to the Trustee, an Opinion of Counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly executed and delivered; provided, however, that all Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture shall not be subject to the preceding clause for so long as they continue to constitute Unrestricted Subsidiaries. In addition,
(i) each of JBAK Canton Realty, Inc., a Massachusetts corporation ("JBAK Realty") and JBAK Holding, Inc., a Massachusetts corporation ("JBAK Holding"), will be required to become a Guarantor at such time, if any, as it is not prohibited from doing so under the terms of the Existing Indebtedness listed as item __ in Schedule I hereto or of any Permitted Refinancing Indebtedness, the net proceeds of which are used to refund, refinance or replace such Existing Indebtedness, (ii) JBAK Realty will be required to become a Guarantor at such time, if any, as it (A) engages in any business activity other than the ownership, operation and maintenance of the Canton Property and activities incidental thereto, (B) acquires or owns any material assets other than the Canton Property and such incidental personal property as may be necessary for the operation of the Canton Property or (C) incurs any Indebtedness other than the Indebtedness referred to in the preceding clause (i) and (iii) JBAK Holding will be required to become a Guarantor at such time, if any, as it (A) engages in any business or activity other than the ownership of the stock of JBAK Realty and activities incidental thereto, including the management of the Canton Property, (B) acquires or owns any material asset other than the stock of JBAK Realty, or (C) incurs any Indebtedness.

SECTION 4.19  Payments for Consent

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.01  Limitation on Merger, Consolidation or Sale of Assets

                  (a) The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, entity or other Person, unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

                  (b) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing clause (a) an Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02  Successor Corporation Substituted

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.01  Events of Default

         Each of the following constitutes an Event of Default:

                  (1) default for 30 days or more in the payment when due of interest on the Notes (whether or not prohibited by Article 10 hereof); or

                  (2) default in payment when due (whether payable at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof); or

                  (3) failure by the Company to comply with Section 3.10, 4.16,
         4.17 or 5.01 hereof; or

                  (4) failure by the Company or any Subsidiary of the Company for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to the Company to comply with any of its other agreements in this Indenture or the Notes other than those referred to in clauses (1), (2) and (3) above; or

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; or

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry; or

                  (7) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

                  (8) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                       (A) commences a voluntary case or proceeding,

                       (B) consents to the entry of an order for relief against
                  it in an involuntary case or proceeding,

                       (C) consents to the appointment of a Custodian of it or
                  for all or substantially all of its property,

                       (D) makes a general assignment for the benefit of its
                  creditors, or

                       (E) admits in writing its inability generally to pay its
                  debts as the same become due; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against the Company, any Restricted
                  Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding,

                       (B) appoints a Custodian of the Company, any Restricted
                  Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or a substantial part of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

                       (C) orders the liquidation of the Company, any Restricted
                  Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary,

and the order or decree contemplated in clause (A), (B) or (C) of this clause
(9) remains unstayed and in effect for 60 consecutive days.


SECTION 6.02  Acceleration of Maturity

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately by notice in writing to the Company and the Trustee. Upon a declaration of acceleration, the Notes and all other Obligations thereunder shall become immediately due and payable.

                  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurring with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding Notes and all other Obligations thereunder shall become immediately due and payable without further action or notice.

                  If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.08 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.


SECTION 6.03  Other Remedies

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04  Waiver of Past Defaults

                  The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Note held by a non-consenting Holder; provided, however, that the Holders of at least a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05  Control by Majority

                  The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper and which is not inconsistent with any such direction.

SECTION 6.06  Limitation on Suits

                  No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless
(i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided an indemnity satisfactory to the Trustee, with respect to such proceeding, (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and (iv) the Trustee shall have failed to institute such proceeding within 30 days after such request and, if requested, the provision of an indemnity satisfactory to the Trustee.

                  Notwithstanding anything to the contrary contained in this
Section 6.06, Holders of a majority in principal amount of the outstanding Notes may institute any proceeding with respect to this Indenture or the Notes or any remedy thereunder; provided that, upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt written notice thereof.

                  A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

SECTION 6.07  Rights of Holders to Receive Payment

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on any Note, on or after the respective due dates expressed in such Note, any Redemption Date, any Change of Control Payment Date or any Purchase Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08  Collection Suit by Trustee

                  If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium, if any, and interest owing on the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof.

SECTION 6.09  Trustee May File Proofs of Claim

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

SECTION 6.10  Priorities

                  If the Trustee collects any money pursuant to this Article 6, it shall first pay the Trustee, its agents and attorneys for amounts due under

Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and, thereafter, the Trustee shall pay out the remainder of the money, subject to Article 10 and Section 12.04 hereof, in the following order:

                  First: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

                  Second: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11  Undertaking for Costs

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes.


                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.01  Duties of Trustee

                  (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

                  (2) Except during the continuance of an Event of Default:

                      (A) the duties of the Trustee shall be determined solely by the TIA or the express provisions of this Indenture and the Trustee need perform, and be liable for (as set forth herein), only those duties that are specifically set forth in the TIA or this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                      (A) this paragraph does not limit the effect of clause (2) of this Section 7.01;

                      (B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                      (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (1), (2) and (3) of this Section 7.01.

                  (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Subsidiary of the Company, personally or by agent or attorney.

SECTION 7.02  Rights of Trustee

                  (1) The Trustee may conclusively rely and shall be fully protected in relying upon any resolution, document, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond or other document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (3) The Trustee may act through its attorneys, agents, custodians, and nominees and shall not be responsible for the misconduct or negligence of any agent, custodian and nominee appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

                  (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture including, without limitation, the provisions of Section 6.05 hereof, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction.

                  (7) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

                  (8) In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction; provided in each such case that the Trustee shall have acted strictly in accordance with written directions received from the instructing party. The Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

                  (9) In the event that the Trustee is also acting as Paying Agent, transfer agent, or Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Paying Agent, transfer agent, or Registrar.

SECTION 7.03  Individual Rights of Trustee

                  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. However, the Trustee is also subject to Sections 7.10 and
7.11 hereof.

SECTION 7.04  Trustee's Disclaimer

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05  Notice of Defaults

                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note pursuant to Section 6.01(1) or (2) hereof, the Trustee may withhold the notice if it in good faith determines that withholding the notice is in the interests of Holders of Notes.

SECTION 7.06  Reports by Trustee to Holders of Notes

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07  Compensation and Indemnity

                  The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ (A) in connection with the preparation, execution and delivery of this Indenture, any waiver or consent hereunder, any modification or termination hereof, or any Event of Default or alleged Event of Default; (B) if an Event of Default occurs, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration of the Trustee's rights pursuant hereto; or (D) in connection with any removal of the Trustee pursuant to Section 7.08 hereof), except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

                  The Company shall indemnify the Trustee and its officers, directors, employees, and agents against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its duties or powers hereunder; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08  Replacement of Trustee

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of Notes who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10 hereof, such Holder of a Note may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give or cause to be given notice of each resignation and each removal of the Trustee to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  Eligibility; Disqualification

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal, state, territorial or District of Columbia authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10 it shall resign immediately in the manner and with the effect specified in this Article 7.

                  This Indenture shall always have a Trustee who satisfies the requirements of the TIA, including TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11  Preferential Collection of Claims Against Company

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01  Option to Effect Legal Defeasance or Covenant Defeasance

                  The Company may, at the option of the Board of Directors of the Company, evidenced by a Board Resolution set forth in an Officers' Certificate, at any time, with respect to the Notes, elect to have either
Section 8.02 or 8.03 hereof be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth in this Article 8.

SECTION 8.02  Legal Defeasance and Discharge

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and any Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and any Subsidiary Guarantees then outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments prepared by the Company acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Notes then outstanding to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the Redemption Date, as the case may be, (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 4.02 and 4.03 hereof, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to the Notes.

SECTION 8.03  Covenant Defeasance

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.04, 4.06, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 , 4.15, 4.16, 4.17, 4.18 and 4.19
and Article 5 hereof with respect to the outstanding Notes and the Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed to be "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for financial accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or Event of Default under
Section 6.01(3) or (4) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in Section
8.04 hereof, Sections 6.01(3) through 6.01(7) hereof shall not constitute Events of Default.

SECTION 8.04  Conditions to Legal Defeasance or Covenant Defeasance

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes and Subsidiary
Guarantees:

                  In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

                  (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of Notes and without retaining any legal interest in the corpus of such trust, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest due on the outstanding Notes on the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default set forth in Section 6.01(8) or 6.01(9) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of Notes;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

                  (i) the Trustee shall have received such other documents and assurances as the Trustee shall reasonably require.

SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

                  (a) Subject to the provisions of the last paragraph of Section
4.03 hereof and to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the Notes then outstanding shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money and Government Securities need not be segregated from other funds except to the extent required by law.

                  (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Notes then outstanding. This Section 8.05(b) shall survive the termination of this Indenture, and the earlier removal or resignation of the Trustee.

SECTION 8.06  Repayment to Company

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.07  Reinstatement

                  If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company or any

Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.01  Without Consent of Holders

                  Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to comply with Article 5 hereof;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to provide security for the Notes;

                  (5) to add a Guarantor under this Indenture;

                  (6) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder of Notes;

                  (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (8) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of Notes; or

                  (9) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company.

                  Upon the written request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section
1.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02  With Consent of Holders

                  Except as provided below in this Section 9.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections
6.04 and 6.07 hereof, any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel in compliance with Section 1.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Note held by a nonconsenting Holder):

                  (1) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or, if the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset Sale Offer;

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in such Note;

                  (6) make any change in Section 6.04 or 6.07 hereof;

                  (7) waive a redemption payment with respect to any Note;

                  (8) make any change in Section 12.04 or Article 10 hereof that adversely affects the rights of any Holder of Notes or any change to any other Section hereof that adversely affects the rights of any Holder of Notes under Section 12.04 or Article 10 hereof (it being understood that amendments to Section 4.09 hereof which may have the effect of increasing the amount of Senior Debt that the Company and the Guarantors may incur shall not, for purposes of this clause (8), be deemed to be a change that adversely affects the rights of any Holder of Notes under Section 12.04 or Article 10 hereof); or

                  (9) make any change in the foregoing amendment and waiver provisions of this Article 9.

SECTION 9.03  Compliance with Trust Indenture Act

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04  Revocation and Effect of Consents

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee received before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes, except as provided in Section 9.02 hereof.

SECTION 9.05  Notation on or Exchange of Notes

                  The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign any amended or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity satisfactory to it and to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms. The Company may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it.


                                   ARTICLE 10.

                                  SUBORDINATION

SECTION 10.01  Agreement to Subordinate

                  The Company agrees, and each Holder by accepting a Note agrees, that the payment (by set-off or otherwise) of principal of, premium, if any, and interest on the Notes (including with respect to any repurchases of the Notes) shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date hereof or hereafter incurred.

SECTION 10.02  Liquidation; Dissolution; Bankruptcy

                  Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment of principal of, premium, if any, or interest on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash, or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described in Article 8 hereof).

SECTION 10.03  Default on Designated Senior Debt

                  The Company shall not make, directly or indirectly, (x) any payment of principal of, premium, if any, or interest on the Notes (except in Permitted Junior Securities or from the trust described in Article 8 hereof) or
(y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if:

                  (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, if any, or interest on, any Designated Senior Debt of the Company, or

                  (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company.

                  The Company may and shall resume payments on the Notes:

                  (a) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist, and

                  (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect.

                  No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days.

                  The Company shall give prompt written notice to the Trustee of any default in the payment of any Senior Debt of the Company or any acceleration under any Senior Debt of the Company or under any agreement pursuant to which Senior Debt of the Company may have been issued. Failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company or the application of the other provisions provided in this Article 10.

SECTION 10.04  Acceleration of Notes

                  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the Holders of Notes to accelerate the Maturity thereof. The Company shall promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

SECTION 10.05  When Distribution Must be Paid Over

                  In the event that, notwithstanding the foregoing, the Trustee or any Holder receives any payment of any principal of, premium, if any, or interest on the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, upon written request, the holders of Senior Debt of the Company as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  Each Holder by his acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to this Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Article 10, the Holder agrees that it will be obliged to pay over the amount of the excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

                  With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this
Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06  Notice by Company

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of, premium, if any, or interest on the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to Senior Debt as provided in this Article 10.

SECTION 10.07  Subrogation

                  After all Senior Debt of the Company is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Company. A distribution made under this Article 10 to holders of Senior Debt of the Company that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on such Senior Debt.

                  If any payment or distribution to which the Holders of Notes would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of amounts payable under the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or respect of such Senior Debt in full; provided that such payments or distributions shall be paid first pro rata to Holders of Notes that previously paid amounts then pro rata to all Holders of Notes.

SECTION 10.08  Relative Rights

                  This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

                  (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to receive distributions and payments otherwise payable to Holders of Notes.

                  If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09  Subordination May Not be Impaired by Company

                  No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10  Distribution or Notice to Representative

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11  Rights of Trustee and Paying Agent

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any principal of, premium, if any, or interest on the Notes to violate this
Article 10. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12  Authorization to Effect Subordination

                  Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt of the Company is hereby authorized to file an appropriate claim for and on behalf of the Holders of Notes.


                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge of Indenture

                  This Indenture shall be discharged and will cease to be of further effect as to all Notes issued hereunder, except for Sections 7.07 and 8.05(b) hereof, which shall survive the satisfaction and discharge of the Indenture, when either

                  (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                  (b)      (i)      all such Notes not theretofore delivered to
                                    such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or a Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of money sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

                           (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Guarantor is a party or by which the Company or a Guarantor is bound;

                           (iii) the Company or a Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                           (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be.

                  In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 11.02  Application of Trust Money

                  Subject to the provisions of the last paragraph of Section
4.03 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                  If the Trustee or Paying Agent is unable to apply any money in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 12.

                              SUBSIDIARY GUARANTEES

Section 12.01  Subsidiary Guarantee

                  For value received, the Guarantors, jointly and severally, hereby unconditionally guarantee to the Holders of the Notes and to the Trustee the due and punctual payment of the principal of, premium, if any, and interest (including interest accruing on or after the filing of a petition in bankruptcy or reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) on, the Notes, and all other amounts payable by the Company under the Notes and under this Indenture (collectively, the "Guaranteed Obligations"), when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture. Each Subsidiary Guarantee pursuant to this Article 12 constitutes a guarantee of payment in full when due and not merely a guarantee of collectibility. Notwithstanding the foregoing, each Guarantor's liability under this Section
12.01 shall be limited to the maximum amount that would not result in such Guarantor's Subsidiary Guarantee under this Section 12.01 constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 12.02  Obligation of the Guarantors Unconditional

                  Except as provided in Section 12.05 hereof, the obligations of each Guarantor hereunder shall be as aforesaid absolute and unconditional, and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company contained in the Notes or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company or its estate in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, the Holders of Notes or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as additional security for the Notes, including all or any part of the rights of the Company under this Indenture, (v) the extension of the time for payment by the Company of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Company of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company, or any of the Guarantors or any of their respective assets, or the disaffirmance of this Subsidiary Guarantee pursuant to this Article 12 or the Notes or this Indenture in any such proceeding, (viii) the release or discharge of the Company from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes or this Indenture or any Subsidiary Guarantee pursuant to this Article 12, or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

Section 12.03  Waiver Relating to Subsidiary Guarantees

                  Each Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or to realize on any collateral, protest or notice with respect to the Guaranteed Obligations and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guaranteed Obligations may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guaranteed Obligations without notice to them, and (iii) covenants that its Subsidiary Guarantee pursuant to this Article 12 will not be discharged except pursuant to Section 12.05 hereof or by complete payment and performance of the Guaranteed Obligations and of its Subsidiary Guarantee pursuant to this Article 12.

Section 12.04  Subordination of Subsidiary Guarantees

                  Each Guarantee of a Guarantor under this Article 12 is subordinate and junior in right of payment to the prior payment in full, in cash, or at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents, of all Senior Debt of such Guarantor, including any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, to the same extent and in the same manner to which the Notes are subordinated pursuant to Article 10 hereof to the Senior Debt of the Company, and all provisions of
Article 10 hereof applicable to the subordination of the Notes shall similarly apply to the subordination of the Subsidiary Guarantees pursuant to this Article 12.

Section 12.05  Guarantors May Consolidate, etc., on Certain Terms

                  Subject to Section 12.06 hereof, no Guarantor (including any existing or future Restricted Subsidiary that becomes an additional Guarantor) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. In connection with any consolidation or merger contemplated by this Section 12.05, the Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Article 12 and that all conditions precedent herein provided relating to such transaction have been complied with.

                  The provisions of clause (i) of the preceding paragraph shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

Section 12.06  Release of Subsidiary Guarantee

                  In the event of (i) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee or (ii) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company, then such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses (i) and (ii) above, (A) the relevant transaction is in compliance with the terms of this Indenture, (B) immediately after giving effect to such transaction, no Default or Event of Default shall exist and (C) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries.

                  Upon any Guarantor ceasing to be a Guarantor pursuant to any provision of this Indenture, at the request of the Company which request shall be accompanied by an Officers' Certificate and an Opinion of Counsel, each certifying that no Event of Default (or event or condition which with the giving of notice or the passage of time would become an Event of Default) exists and is continuing and that all conditions precedent herein provided relating to this
Section 12.06 have been complied with, the Trustee shall execute and deliver an appropriate instrument evidencing any such release. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as and to the extent provided in this Indenture.

SECTION 12.07  Contribution of Guarantors

                  In the event that any Guarantor (such Guarantor being herein referred to as the "Funding Party") shall make a payment under its Subsidiary Guarantee pursuant to this Article 12, it shall be entitled to a contribution from each other Guarantor (each, a "Contributor") in the amount of such Contributor's pro rata share of the amount of such payment by such Funding Party so long as exercise of such right does not impair the rights of Holders of Notes under any Subsidiary Guarantee. The failure of a Contributor to discharge its obligations under this Section 12.07 shall not affect the obligations of any Guarantor under its Subsidiary Guarantee pursuant to this Article 12. The obligations under this Section 12.07 shall be unaffected by any of the events described in Section 12.02 or any comparable events pertaining to the Funding Party, its Subsidiary Guarantee or the undertakings in this Section 12.07.

SECTION 12.08.  Reinstatement of Subsidiary Guarantees

                  Each Guarantee pursuant to this Article 12 shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any of the Guaranteed Obligations is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any

Holder of Notes or by the Trustee, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.


                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.01  Trust Indenture Act Controls

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02  Notices

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:


                  If to the Company or any Guarantor:

                      J. Baker, Inc.
                      555 Turnpike Street
                      Canton, Massachusetts  02021
                      Attention: Philip G. Rosenberg
                        Chief Financial Officer
                      Telecopier No.: 781-821-4867

                  If to the Trustee:

                      The Chase Manhattan Bank
                      450 West 33rd Street
                      15th Floor
                      New York, New York 10001-2697
                      Attention: Global Trust Services
                      Telecopier No.: 212-946-8161

                  The Company, any Guarantor or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

                  All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03  Communication by Holders with Other Holders

                  Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c). Upon qualification of this Indenture under the TIA, the Trustee shall otherwise comply with TIA Section 312(b).

SECTION 13.04  Certificate and Opinion as to Conditions Precedent

                  Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor, as the case may be, shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.05  Rules by Trustee and Agents

                  The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.06  Legal Holidays

                  In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.12 hereof, or any Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or the Notes) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 hereof or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 hereof or Maturity, as the case may be, to the next succeeding Business Day.

SECTION 13.07 No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.08  Governing Law; Submission to Jurisdiction

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. BY THE EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE COMPANY AND THE GUARANTORS SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 13.09  No Adverse Interpretation of Other Agreements

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10  Successors and Assigns

                  All covenants and agreements in this Indenture and the Notes by the Company and the Guarantors shall bind their respective successors and assigns. All covenants and agreements in this Indenture by the Trustee shall bind its successor and assigns.

SECTION 13.11  Severability

                  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.12  Counterpart Originals

                  This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

SECTION 13.13  Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.





                         [Signatures on following page]

SIGNATURES

                  IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.


                                             J. BAKER, INC.



                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:


                                             Guarantors:

                                             WGS CORP.
                                             JBI, INC.
                                             JBI HOLDING CO., INC.
                                             MORSE SHOE, INC.
                                             BUCKMIN, INC.
                                             ELM EQUIPMENT CORP.
                                             ISAB, INC.
                                             JARED CORPORATION
                                             MORSE SHOE (CANADA) LTD.
                                             MORSE SHOE INTERNATIONAL, INC.
                                             WHITE CAP FOOTWEAR, INC.
                                             SPENCER COMPANIES, INC.
                                             THE CASUAL MALE, INC.
                                             TCM HOLDING CO., INC.
                                             TCMB&T, INC.

                                             For each of the above:

                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:


                                             THE CHASE MANHATTAN BANK,
                                                AS TRUSTEE


                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                                  FORM OF NOTE

                                 [Face of Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                                 J. BAKER, INC.

                     ___% SENIOR SUBORDINATED NOTES DUE 2007

No. _____________                                              CUSIP NO.________

                                                                $_______________

                  J. Baker, Inc., a Massachusetts corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ Dollars on __________, 2007.

                  Interest Payment Dates:  May __ and November __

                  Record Dates:  May __ and November __

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


------------
   (1)   This paragraph should be included only if the Note is a Global Note.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

[Seal]                                     J. BAKER, INC.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

This is one of the ___% Senior
Subordinated Notes due 2007 referred to in the within-mentioned Indenture:


THE CHASE MANHATTAN BANK,
as Trustee

By:
   ----------------------------
       Authorized Signature

                                 (Back of Note)

                     __% Senior Subordinated Notes due 2007



                  Capitalized terms used herein without definition that are defined in the Indenture referred to below shall have the meanings assigned to them in such Indenture.

                  1. Interest. J. Baker, Inc., a Massachusetts corporation (the "Company"), promises to pay interest on the principal amount of this Note at ___% per annum from the Issuance Date until maturity. The Company will pay interest semiannually in arrears on May __ and November __ of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Issuance Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May __, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  2. Method of Payment. The Company shall make payments in respect of the Notes on or before each due date of the principal of, premium, if any, or interest on any Notes, by depositing with the Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest so becoming due, or at the option of the Company, payment of interest may be made by check mailed to the Holders of Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments on the Global Note and all payments of interest on the Definitive Notes, the holders of which have given wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date, shall be made by wire transfer in same day funds. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may not act as Paying Agent or Registrar.

                  4. Indenture. The Company issued the Notes under an Indenture, dated as of ________ __, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $100,000,000 in aggregate principal amount and are, in the manner and to the extent provided in Article 10 of the Indenture, subordinated in right of payment to all existing and future Senior Debt of the Company.


                  5. Optional Redemption. Except as described below, the Notes will not be redeemable at the Company's option prior to November __, 2002. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on November __ of the years indicated below:


YEAR                                                                 PERCENTAGE
----                                                                 ----------
2002.............................................................        .    %
                                                                      --------
2003.............................................................        .    %
                                                                      --------
2004.............................................................        .    %
                                                                      --------
2005 and thereafter..............................................     100.0000%


                  Notwithstanding the foregoing, on or prior to November __, 2000, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price of ______% of the principal amount thereof, plus accrued and unpaid interest thereon, to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days after the date of the closing of any such Public Equity Offering.

                  In addition, at any time prior to November __, 2002, the Company may, at its option, redeem the Notes, in whole or in part, at a Redemption Price equal to 100% of the principal amount plus the applicable Make-Whole Premium, plus accrued and unpaid interest thereon to the Redemption Date.

                  6. Mandatory Redemption. Except as referred to in Section 8 hereof, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

                  7. Notice of Redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, unless the Company defaults in making the redemption payments, interest ceases to accrue on the Notes or portions thereof called for redemption.

                  8. Repurchase at Option of Holders. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment Date"). Notice of a Change of Control Offer shall be mailed by or on behalf of the Company, with a copy to the Trustee or, at the option of the Company and at the expense of the Company, by the Trustee within 30 days following a Change of Control to each Holder of Notes containing the information set forth in Section 4.17 of the Indenture. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

                  (b) When the aggregate amount of Excess Proceeds in connection with Asset Sales by the Company exceeds $5.0 million, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in Section 3.10 of the Indenture. The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 30 days following the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million by mailing by first class mail the notice required pursuant to the terms
Section 3.10 of the Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

                  9. Denominations, Transfer, Exchange. The Notes are registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

                  11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to the terms of the Indenture any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes). Without the consent of any Holder of Notes, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide security for the Notes, to add a Guarantor under the Indenture, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder of Notes, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of Notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company.

                  12. Events of Default and Remedies. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture); (iii) failure by the Company to comply with Section 3.10, 4.16, 4.17 or 5.01 of the Indenture; (iv) failure by the Company or any Subsidiary of the Company for 30 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to the Company to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii) and (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid and such judgment has become final or non-appealable or shall cease for any other reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (viii) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case or proceeding, (B) consents to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing its inability generally to pay its debts as the same become due; and (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding, (B) appoints a Custodian of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or a substantial part of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or (C) orders the liquidation of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree contemplated in clause (A), (B) or (C) of this clause (ix) remains unstayed and in effect for 60 consecutive days.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately by notice in writing to the Company and the Trustee. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

                  13. Trustee Dealings with Company. The Chase Manhattan Bank, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

                  14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. Subordination. Each Holder by accepting a Note agrees that the payment (by set-off or otherwise) of principal of, premium, if any, and interest on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, to the extent and in the manner provided in
Article 10 of the Indenture, to the prior payment in full in cash, or, at the option of holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

                  16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

                  18. Subsidiary Guarantees. Upon the terms and subject to the conditions set forth in the Indenture, certain Subsidiaries of the Company named in the Indenture have guaranteed the due and punctual payment of the principal of, and premium, if any, and interest on, the Notes and all other amounts payable by the Company under the Notes and the Indenture. Under certain circumstances set forth in the Indenture, certain additional Subsidiaries of the Company may become Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee are or will be subordinated in right of payment to Senior Debt of such Guarantor to the same extent and in the same manner as the obligations of the Company in respect of the Notes are subordinated in right of payment to Senior Debt of the Company. Under certain circumstances set forth in the Indenture, each Guarantor may be released from its Subsidiary Guarantee.

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                  20. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflict of laws.

                  21. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: J. Baker, Inc., 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Philip G. Rosenberg, Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


________________________________________________________________________________



Your Signature:_________________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)


Date: _______________________


Signature Guarantee:____________________________________________________________

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

                      Section 4.16 / /        Section 4.17 / /

                  If you want to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount (in integral multiples of $1,000):


$________________


Date:_______________________


Signature:______________________________________________________________________
            (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:____________________

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.